Exhibit 10.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MARQUEE HOLDINGS INC.

A DELAWARE CORPORATION

Adopted in accordance with the
 provisions of Sections 242 and 245 of the
General Corporation Law of the State of Delaware

The Certificate of Incorporation of Marquee Holdings Inc. (the “Corporation”) was originally filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on July 16, 2004 and was amended and restated on July 21, 2004 and amended again on December 22, 2004 (as so amended, the “Original Certificate of Incorporation”).  The Corporation is filing this Second Amended and Restated Certificate of Incorporation of the Corporation (this “Second Amended and Restated Certificate of Incorporation”), which has been duly adopted by all necessary action of the board of directors (the “Board”) and the stockholders of the Corporation, pursuant to Section 242 and Section 245 of the Delaware General Corporation Law (as the same may be amended from time to time, the “DGCL”) to amend and restate the Original Certificate of Incorporation in its entirety.

ARTICLE FIRST

The name of this Corporation shall be: Marquee Holdings Inc.

ARTICLE SECOND

The address of the Corporation’s registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD

The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOURTH

Section 1.               The total number of shares of capital stock which the Corporation is authorized to issue is 13,375,000 shares, of which (a) 1,500,000 shares shall be Class A-1 Common Stock, par value $0.01 per share (the “Class A-1 Common Stock”), (b) 1,500,000 shares shall be Class A-2 Common Stock, par value $0.01 per share (the “Class A-2 Common Stock” and together with the Class A-1 Common Stock, the “Class A Common Stock”), (c) 1,500,000 shares shall be Class L-1 Common Stock, par value $0.01 per share (the “Class L-1 Common Stock”), (d) 1,500,000 shares shall be Class L-2 Common Stock, par value $0.01 per share (the “Class L-2 Common Stock” and together with the Class L-1 Common Stock, the “Class L Common Stock”), (e) 375,000 shares shall be Class N Common Stock, par value $0.01 per share (the “Class N Common Stock”) and (f) 7,000,000 shares shall be Common Stock, par value $0.01 per share (the “Residual Common Stock” and together with the Class A Common Stock, Class L Common Stock and Class N Common Stock, the “Stock”).  All such shares of Stock shall be issued in accordance with applicable law as fully paid and non-assessable shares, and absent further agreement to the contrary between the Corporation and the holder thereof, the holder thereof shall not be liable to the Corporation for any further payments in respect thereof.

Section 2.               The preferences, privileges, designations and relative rights of the shares of each class of Stock and the qualifications, limitations or restrictions thereof shall be as set forth in this Article Fourth.    Except as otherwise provided in this Second Amended and Restated Certification of Incorporation (including in Article Fifth) or as otherwise required by applicable law, all shares of Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

Section 3.               Except as otherwise may be provided in this Second Amended and Restated Certificate of Incorporation (including in Article Fifth) or as required by applicable law, (a) the issued and outstanding shares of Residual Common Stock, Class A Common Stock and Class L Common Stock shall be entitled to one vote per share and the respective holders thereof shall vote as a single class on all matters to be voted on by the stockholders of the Corporation; provided, however, that any matters to be voted on by any class or classes of Stock voting as a separate class from the other classes of Stock shall be determined by the holders of a majority of the issued and outstanding shares held by such separate class of Stock on a one vote per share basis, and (b) the shares of Class N Common Stock shall not have any voting rights and the holders thereof shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

Section 4.               Reclassification and Conversion.

(a)           Each share of Common Stock, par value $0.01 per share, of the Corporation issued and outstanding (the “Existing Common Stock”) as of 10:00 a.m. on the date of the filing of this Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Effective Time”) shall automatically be reclassified, changed and converted into one half of a share of Class A-1 Common Stock and one half of a share of Class A-2 Common Stock (a “Class A Conversion”) at the Effective Time.  In connection with the Class A Conversion, the certificates representing shares of Existing Common Stock shall be surrendered by the holders thereof at the principal office of the Corporation at any time during normal business hours.  The issuance by the Corporation of certificates for shares of Class A Common Stock in respect of the Class A Conversion shall be made without charge to the holders of shares of Existing Common Stock being converted for any issuance tax or other cost incurred by the Corporation in connection with the Class A Conversation and all shares of Class A Common Stock issued in connection with the Class A Conversion shall be fully paid and non-assessable, free and clear from all taxes, liens and charges.  The Corporation shall not close its books against the transfer of shares of Stock in any manner which would interfere with the timely consummation of the Class A Conversion.

(b)           Each share of Class A Common Stock, Class L Common Stock and Class N Common Stock shall automatically convert into one share of Residual Common Stock on a one-for-one basis (a “Residual Conversion”) (a) upon the written consent of each Principal Investor (as defined below) or (b) immediately prior to the consummation of an Initial Public Offering (as defined below).  In connection with a Residual Conversion, the certificates representing shares of Stock being converted into shares of Residual Common Stock shall be surrendered by the holders thereof at the principal office of the Corporation at any time during normal business hours.  The issuance by the Corporation of certificates for shares of Residual Common Stock in respect of a Residual Conversion shall be made without charge to the holders of shares of Stock being converted for any issuance tax or other cost incurred by the Corporation in connection with a Residual Conversation and all shares of Residual Common Stock issued in connection with a Residual Conversion shall be fully paid and non-assessable, free and clear from all taxes, liens and charges.  The Corporation shall not close its books against the transfer of shares of Stock in any manner which would interfere with the timely consummation of a Residual Conversion.

Section 5.               If the Corporation in any manner subdivides or combines the outstanding shares of one class of Stock, the outstanding shares of the other classes of Stock shall be proportionately subdivided or combined in a similar manner.

Section 6.               Dividends may be declared and paid or set apart for payment upon the Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of each class of Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that if dividends are declared which are payable in shares of Stock, dividends shall be declared which are payable at the same rate on each class of Stock and the dividends payable on shares of a class of Stock shall be payable to holders of that class of Stock in shares of that class of Stock.  Dividends may not be declared with respect to any class of Stock unless dividends payable at the same rate and in the same form (subject to the proviso to the immediately preceding sentence) are simultaneously declared with respect to the other classes of Stock.

Section 7.               Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of Stock pro rata based on the number of shares of Stock held by the holders of the Stock.

Section 8.               In the case of any reorganization or consolidation of the Corporation with one or more other Persons or the merger of the Corporation with another Person (other than a merger in which the Corporation is the survivor and the Stock remains outstanding), each holder of a share of one class of Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of the other classes of Stock; provided, that the terms of such reorganization, consolidation or merger may provide for the receipt by the holders of different classes of Stock of stock with disparate voting power and rights to elect directors, in each case, commensurate with the relative voting powers and rights to elect directors of the different classes of Stock.

Section 9.               For purposes of determining the fair market value of the Class N Common Stock, neither the Corporation nor the Board shall take into account the non-voting nature of the Class N Common Stock and each share of Class N Common Stock shall be deemed to have the same fair market value on a per share basis as the fair market value of all other shares and all other classes of common stock of the Corporation.

ARTICLE FIFTH

Section 1.               Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation, except as otherwise required by applicable law, each of the following actions (the “Material Actions”) by the Corporation or any of its Subsidiaries (as defined below) shall require the prior written approval of the Requisite Stockholder Majority (as defined below) if at the time of the taking of such Material Action the Investors (as defined below) collectively hold at least a majority of the voting power of the then outstanding shares of Stock (and the Corporation will not permit its Subsidiaries to take any such action without such approval):

(a)           the sale of all or substantially all of the Corporation or AMC Entertainment Inc., a Delaware corporation and wholly-owned Subsidiary of the Corporation (“AMCE”), whether by merger, consolidation, sale of all or substantially all of the assets of the Corporation or AMCE, or otherwise;

(b)           the purchase, exchange or other acquisition, whether in a single transaction or series of related transactions or by any other manner (including by way of merger, consolidation, business combination or similar transaction involving the Corporation or any of its Subsidiaries), of any equity securities or assets of any Person (other than a wholly-owned Subsidiary of the Corporation) with an aggregate value in excess of $10.0 million;

(c)           the sale, transfer, lease, license or other disposition of assets or properties with an aggregate value in excess of $10.0 million;

(d)           any approval, amendment or modification of the annual budget or annual plan (including the annual expenditure budget) of the Corporation (the “Annual Budget”);

(e)           the approval or making of any capital expenditures not specifically included in Annual Budget and with a value in excess of $5.0 million;

(f)            other than as contemplated in the Annual Budget, the entry into any contract with a value in excess of $5.0 million or requiring payments in excess of $2.0 million per annum;

(g)           the settlement of any claim or litigation for an amount in excess of $2.5 million;

(h)           the establishment of any Subsidiary, other than a wholly-owned Subsidiary, in which the Corporation and/or any of its wholly-owned Subsidiaries invests (or commits to invest), or becomes liable for, an aggregate amount in excess of $2.0 million;

(i)            the establishment or entrance into any joint ventures, partnerships, alliances or similar arrangements in which the Corporation and/or its wholly-owned Subsidiaries invests (or commits to invest), or becomes liable for, an aggregate amount in excess of $5.0 million;

(j)            the authorization or consummation of an Initial Public Offering or any public offering of equity securities of the Corporation or any its Subsidiaries;

(k)           the hiring of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Corporation or any significant Subsidiary of the Corporation (including setting or amending the salary, benefits or other terms of any such officer’s employment) or the termination of employment of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Corporation;

(l)            issuance or sale of equity securities or capital stock (or securities exercisable or convertible into equity securities or capital stock) of the Corporation or any of its Subsidiaries (other than issuances made to wholly-owned Subsidiaries of the Corporation), including any issuance of Stock;

(m)          the dissolution, liquidation, recapitalization (including any stock split, stock dividend, reverse stock split or otherwise) or reorganization of the Corporation or any Subsidiary of the Corporation (other than a reorganization or combination of any wholly-owned Subsidiary of the Corporation with any other wholly-owned Subsidiary of the Corporation);

(n)           the repurchase or redemption of securities of the Corporation or any Subsidiary of the Corporation or the declaration or payment of cash or other dividends or any other distributions on the capital stock of the Corporation or any or its Subsidiaries, other than dividends or other distributions by a wholly-owned Subsidiary of the Corporation to the Corporation or any of its wholly-owned Subsidiaries;

(o)           the adoption of, or amendment to or termination of, any equity incentive or other material benefit program of the Corporation or any of its Subsidiaries (except for any amendment required by law);

(p)           the incurrence of indebtedness (other than ordinary course borrowings under revolving credit facilities), or the assumption, guaranteeing, endorsement or otherwise becoming responsible for any obligations of another Person, or the making of any amendment to the maturity date, aggregate principal amount or interest rate of any indebtedness, in each case, with recourse to any Investor or in excess of $5.0 million or any refinancing of any such existing indebtedness; provided, that the incurrence of any indebtedness with recourse to any Investor shall also require the consent of such Investor;

(q)           any change to tax elections or accounting methods of the Corporation or any of its Subsidiaries;

(r)            the selection of, or change in, the Corporation’s certified public accountants;

(s)           any waiver or material amendment of (i) this Second Amended and Restated Certificate of Incorporation or the by-laws of the Corporation or (ii) the debt financing documents relating to indebtedness of the Corporation or any of its Subsidiaries in excess of $5.0 million, other than amendments that would discriminate against a particular Investor, which shall also require the consent of each such Investor;

(t)            any material change in the nature of the business of the Corporation and its Subsidiaries;

(u)           the entrance into any Affiliate Transaction (as defined below), provided, that, in the case where such Affiliate Transaction (i) has an aggregate value in excess of $5.0 million, (ii) is not permitted as an “affiliate transaction” under any of the agreements evidencing material indebtedness of the Corporation and its Subsidiaries and (iii) involves a Principal Investor or any of their Affiliates (as defined below), such Affiliate Transaction must be on terms that are no less favorable to the Corporation or its Subsidiaries, as the case may be, than would be available at the time of such Affiliate Transaction in a comparable transaction on an arm’s-length basis with any unaffiliated third party, provided further that neither an interested Investor nor such Investor’s representatives on the Board or the board of directors of any Subsidiary of the Corporation will participate in the relevant approvals relating to any such Affiliate Transaction; and

(v)           the entrance into any agreement, commitment or arrangement, to effect any of the foregoing.

In the event that any Material Action is approved by the Requisite Stockholder Majority, the Corporation shall take, and shall cause its Subsidiaries to take, any and all actions as are reasonably necessary to effect such Material Action.

Section 2.               The number of directors on the Board shall be at least two (2) and not more than nine (9), determined in accordance with this Article Fifth, and the initial number of directors on the Board at the Effective Time shall be nine (9), elected in accordance with this Section 2 of Article Fifth; provided, however, that the total number of directors may be increased to more than nine (9) directors at any time as determined by (i) the unanimous approval of the entire Board and (ii) the holders of record of the majority of the outstanding shares of each of the Class A Common Stock and the Class L Common Stock.  Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation, except as otherwise required by applicable law, for so long as an Initial Public Offering has not occurred, the following provisions shall govern the election of directors to the Board:

(a)           Investors that hold shares of Class A-1 Common Stock shall be entitled, voting as a separate class, to elect and appoint at any annual or special meeting of the Corporation’s stockholders, or by written consent, four (4) directors to the Board (the “Class A-1 Directors”), subject to reduction as provided in Section 3 of this Article Fifth, and the holders of Class A-1 Common Stock shall have the sole right to fill any Class A-1 Director vacancies and otherwise remove and replace the Class A-1 Directors, and may do so at any time for any reason;

(b)           Investors that hold shares of Class A-2 Common Stock shall be entitled, voting as a separate class, to elect and appoint at any annual or special meeting of the Corporation’s stockholders, or by written consent, one (1) director to the Board (the “Class A-2 Director”), and the holders of Class A-2 Common Stock shall have the sole right to fill any Class A-2 Director vacancy and otherwise remove and replace the Class A-2 Director, and may do so at any time; provided, however, that the position of the Class A-2 Director shall at all times be held by the Chief Executive Officer of the Corporation;

(c)           Investors that hold shares of Class L-1 Common Stock shall be entitled, voting as a separate class, to elect and appoint at any annual or special meeting of the Corporation’s stockholders, or by written consent, three (3) directors to the Board (the “Class L-1 Director”), subject to reduction as provided in Section 3 of this Article Fifth, and the holders of Class L-1 Common Stock shall have the sole right to fill any Class L-1 Director vacancies and otherwise remove and replace the Class L-1 Directors, and may do so at any time for any reason; the holders of shares of Class L-1 Common Stock shall designate in their sole discretion one (1) of the Class L-1 Directors as a Spectrum Class L-1 Director (the “Spectrum Class L-1 Director”) and shall provide notice to the Corporation of such designation or any change in such designation;

(d)           Investors that hold shares of Class L-2 Common Stock shall be entitled, voting as a separate class, to elect and appoint at any annual or special meeting of the Corporation’s stockholders, or by written consent, one (1) director to the Board (the “Class L-2 Director”), and the holders of Class L-2 Common Stock shall have the sole right to fill any Class L-2 Director vacancy and otherwise remove and replace the Class L-2 Director, and may do so at any time for any reason, it being understood that the election, appointment, removal and replacement of the Class L-2 Director shall require the affirmative vote or written consent of each of the Bain Investors and the Carlyle Investors, in each case, for so long as shares of Class L-1 Common Stock held by such Investors represent at least five percent (5%) of the shares of Class L-1 Common Stock held by such Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events); and

(e)           the election of directors to the Board need not be by written ballot.

Section 3.               Notwithstanding the foregoing, the number of directors the holders of voting Stock are entitled to elect and appoint to the Board pursuant to Section 2 of Article Fifth shall be reduced irrevocably as follows:

(a)           in the case of the Class A-1 Directors, at any time (i) the shares of Class A-1 Common Stock held by the JPMP Investors (as defined below) represent less than twenty-five percent (25%) and equal to or greater than five percent (5%) of the shares of Class A-1 Common Stock held by the JPMP Investors immediately following the Effective Time (in each case, as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class A-1 Directors shall be reduced by one (1), (ii) the shares of Class A-1 Common Stock held by the Apollo Investors (as defined below) represent less than twenty-five percent (25%) and equal to or greater than five percent (5%) of the shares of Class A-1 Common Stock held by Apollo Investors immediately following the Effective Time (in each case, as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events), the number of Class A-1 Directors shall be reduced by one (1), (iii) the shares of Class A-1 Common Stock held by JPMP Investors represent less than five percent (5%) of the shares of Class A-1 Common Stock held by the JPMP Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class A-1 Directors shall be reduced by two (2); provided, however, that if the number of Class A-1 Directors has already been reduced pursuant to Section 3(a)(i) of this Article Fifth, the number of Class A-1 Directors shall only be reduced by one (1) pursuant to this Section 3(a)(iii) of Article Fifth and (iv) the shares of Class A-1 Common Stock held by Apollo Investors represent less than five percent (5%) of the shares of Class A-1 Common Stock held by the Apollo Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class A-1 Directors shall be reduced by two (2); provided, however, that if the number of Class A-1 Directors has already been reduced pursuant to Section 3(a)(ii) of this Article Fifth, the number of Class A-1 Directors shall only be reduced by one (1) pursuant to this Section 3(a)(iv) of Article Fifth; and

(b)           in the case of the Class L-1 Directors, at any time (i) shares of Class L-1 Common Stock held by the Carlyle Investors represent less than five percent (5%) of the shares of Class L-1 Common Stock held by the Carlyle Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class L-1 Directors shall be reduced by one (1), (ii) shares of Class L-1 Common Stock held by the Bain Investors represent less than five percent (5%) of the shares of Class L-1 Common Stock held by the Bain Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class L-1 Directors shall be reduced by one (1) and (iii) shares of Class L-1 Common Stock held by the Spectrum Investors represent less than five percent (5%) of the shares of Class L-1 Common Stock held by the Spectrum Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), the number of Class L-1 Directors shall be reduced by one (1).

Upon any reduction in the number of directors the holders of voting stock are entitled to elect and appoint to the Board pursuant to this Section 3 of Article Fifth, the authorized number of directors on the Board shall concomitantly be reduced.

Section 4.               Except as may be otherwise specifically provided by applicable law, for so long as an Initial Public Offering has not occurred, (a) at all meetings of the Board (including telephonic meetings), or actions in writing taken in lieu thereof, a majority of the votes of directors comprising the entire Board, so long as such majority includes the votes of at least one Class A-1 Director and at least one Class L-1 Director who is not the Spectrum Class L-1 Director, shall constitute a quorum for the transaction of business (provided, however, that a quorum shall not require a Class A-1 Director or a Class L-1 Director who is not the Spectrum Class L-1 Director, as the case may be, in the event each of the Class A-1 Directors or each of the Class L-1 Directors (other than the Spectrum Class L-1 Director), as the case may be, shall have failed to attend two consecutive duly called Board meetings relating to the same subject matter immediately prior to the Board meeting at issue)) and (b) with respect to (i) any action that is a Material Action, the majority of the votes of directors at any Board meeting at which there is a quorum (including a telephonic meeting), or action in writing taken in lieu thereof in which a quorum would exist if such directors executing written consents attended a meeting, where such Material Action is approved shall be sufficient to approve such Material Action and (ii) any action that is not a Material Action, the approval of directors holding at least thirteen (13) votes of the entire Board shall be sufficient to approve any such action; provided, that in the event the number of directors on the Board is reduced pursuant to Section 3 of this Article Fifth, the number of votes required to approve any action that is not a Material Action shall be a majority of the votes of the entire Board.

Section 5.               For so long as an Initial Public Offering has not occurred, the directors of the Board shall have votes and be entitled to vote on all matters with respect to which the Board may take action as follows: (a) each Class A-1 Director shall have three (3) votes; (b) the Class A-2 Director shall have one (1) vote; (c) each Class L-1 Director shall have three (3) votes; and (d) the Class L-2 Director shall have one (1) vote.  The directors of the Board shall vote together as a single class on all matters to be voted on by the Board.

Section 6.               For so long as an Initial Public Offering has not occurred, except as limited by applicable law, the Corporation shall take all actions within its power reasonably necessary to ensure that (a) the composition of the board of directors of AMCE will be identical to the composition of the Board and (b) the composition of the boards of directors of any Significant Subsidiaries (as such term is defined in Regulation S-X of the Rules and Regulations of the Securities and Exchange Commission) shall be subject to the approval of the Requisite Stockholder Majority.

Section 7.               The Board may, by duly adopted action of the Board, designate one or more committees of one or more directors, including alternates who may replace any absent or disqualified member at any meeting of the committee; provided, that unless otherwise required by applicable law, so long as there is at least one Class A-1 Director, at least one Class A-1 Director shall be a member of each committee of the Board, and so long as there is at least one Class L-1 Director, at least one Class L-1 Director shall be a member of each committee of the Board.  Unless otherwise required by applicable law, the Board shall designate and maintain a compensation committee of the Board and an audit committee of the Board.

Section 8.               Regular meetings of the Board may be held without notice so long as the times and dates of any such meetings are publicized in advance to all members of the Board.  Special meetings of the Board may be called by any Class A-1 Director or any Class L-1 Director and may be held upon twenty four hours notice to each director, either personally, by mail or by facsimile, or such shorter period as approved by all the Class A-1 Directors and all the Class L-1 Directors; provided, that such notice requirement shall be deemed waived for any special meeting if each director is present at such special meeting.

ARTICLE SIXTH

Section 1.               As used in this Second Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings:

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, CSFB Strategic Partners Holdings II, L.P., on the one hand, and CSFB Credit Opportunities Fund (Employee), L.P. and CSFB Credit Opportunities Fund (Helios), L.P., on the other hand, shall not be deemed to be Affiliates of each other.

“Affiliated Fund” means, with respect to any specified Investor, an investment fund that is an Affiliate of such Person (including entities investing solely on behalf of the Investor or such fund) or an entity that is directly or indirectly wholly-owned by such Investor or one or more of such funds (other than a portfolio company of any such fund).

“Affiliate Transaction” means any transaction of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the Commission between the Corporation or any of its Subsidiaries, on the one hand, and any (a) present or former officer or director of the Corporation or any of its Subsidiaries or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of the shares of any class of Stock, or (c) Person known by the Corporation’s executive officers or directors to be an Affiliate of any such officer, director or beneficial owner, on the other hand.

“AMCE” has the meaning set forth in Section 1(a) of Article Fifth.

“Annual Budget” has the meaning set forth in Section 1(d) of Article Fifth.

“Apollo Investors” means Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P., a Cayman Island exempted limited partnership, Apollo Netherlands Partners V(A), L.P., a Cayman Island exempted limited partnership, Apollo Netherlands

Partners V(B), L.P., a Cayman Island exempted limited partnership, Apollo German Partners V GmbH & Co KG, a German limited partnership, and any of their respective Permitted Transferees.

“Bain Investors” means Bain Capital Holdings (Loews) I, L.P., Bain Capital AIV (Loews) II, L.P. and any of their respective Permitted Transferees.

“Board” has the meaning set forth in the introduction.

“Carlyle Investors” means TC Group III, L.P., Carlyle Partners III Loews, L.P., CP III Coinvestment, L.P. and any of their respective Permitted Transferees.

“Class A Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class A Conversion” has the meaning set forth in Section 4(a) of Article Fourth.

“Class A-1 Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class A-1 Directors” has the meaning set forth in Section 2(a) of Article Fifth.

“Class A-2 Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class A-2 Director” has the meaning set forth in Section 2(b) of Article Fifth.

“Class L Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class L-1 Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class L-1 Director” has the meaning set forth in Section 2(c) of Article Fifth.

“Class L-2 Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Class L-2 Director” has the meaning set forth in Section 2(d) of Article Fifth.

“Class N Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Corporation” has the meaning set forth in the introduction.

“Delaware Secretary of State” has the meaning set forth in the introduction.

“DGCL” ahs the meaning set forth in the introduction.

“Effective Time” has the meaning set forth in Section 4(a) of Article Fourth.

“Existing Common Stock” has the meaning set forth in Section 4(a) of Article Fourth.

“Former LCE Investors” means the Bain Investors, the Carlyle Investors and the Spectrum Investors.

“Initial Public Offering” means the initial public offering of Stock registered on Form S-1 (or any equivalent or successor form) under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“Investor” or “Investors” means each of the JPMP Investors, the Apollo Investors, the Other Marquee Investors, the Carlyle Investors, the Bain Investors and the Spectrum Investors.

“JPMP Investors” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors (Cayman), L.P., a Cayman limited partnership, J.P. Morgan Partners Global Investors (Cayman) II, L.P., a Cayman limited partnership, J.P. Morgan Partners Global Investors (Selldown), L.P., a Delaware limited partnership, AMCE (Ginger), L.P., a Delaware limited partnership, AMCE (Luke), L.P., a Delaware limited partnership, AMCE (Scarlett), L.P., a Delaware limited partnership, and any of their respective Permitted Transferees.

“Material Actions” has the meaning set forth in Section 1 of Article Fifth.

“Original Certificate of Incorporation” has the meaning set forth in the introduction.

“Other Marquee Investors” means Weston Presidio Capital IV, L.P., WPC Entrepreneur Fund II, L.P., SSB Capital Partners (Master Fund) I, L.P., Caisse de Depot et Placement du Quebec, Co-Investment Partners, L.P., CSFB Strategic Partners Holdings II, L.P., CSFB Strategic Partners Parallel Holdings II, L.P., CSFB Credit Opportunities Fund (Employee), L.P., CSFB Credit Opportunities Fund (Helios), L.P. Credit Suisse Anlagestiftung, Pearl Holding Limited, Partners Group Private Equity Performance Holding Limited, Vega Invest (Guernsey) Limited, Alpinvest Partners CS Investments 2003 C.V., Apinvest Partners Later Stage Co-Investments Custodian II B.V., Alpinvest Partners Later Stage Co-Investments Custodian IIA B.V., Screen Investors 2004, LLC and any of their respective Permitted Transferees.

“Permitted Transferee” means any Person who acquires shares of Stock pursuant to a transfer by an Investor (i) approved by the Requisite Stockholder Majority or (ii) from an Affiliated Fund of such Investor; provided such transferor remains an Affiliated Fund of such Investor following such transfer.  For the avoidance of doubt, a Permitted Transferee of an Investor shall not be deemed a Permitted Transferee for purposes of Article Fifth, Section 3 unless such Investor’s transfer of rights to designate directors is expressly approved by the Requisite Stockholder Majority.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Pre-Existing Marquee Investors” means the JPMP Investors, the Apollo Investors and the Other Marquee Investors.

“Principal Investor” means any one of (i) the JPMP Investors, collectively, (ii) the Apollo Investors, collectively, (iii) the Carlyle Investors, collectively, and (iv) the Bain Investors, collectively; provided, however, that any such Principal Investor shall cease to be a Principal Investor at such time as such Principal Investor ceases to hold shares of Stock representing at least twenty-five percent (25%) of the shares of Stock held by such Principal Investor immediately following the Effective Time (in each case, as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events).  For the avoidance of doubt, so long as there are two or more Principal Investors, references in this Second Amended and Restated Certificate of Incorporation to “Principal Investors” shall mean all Principal Investors then remaining, and if at any time there is only one Principal Investor, references in this Second Amended and Restated Certificate of Incorporation to “the Principal Investors” or “each Principal Investor” shall mean that sole Principal Investor then remaining.

“Proceeding” has the meaning specified in Section 2 of Article Seventh.

“Requisite Stockholder Majority” means: (a) the consent of three of the Principal Investors so long as there are four Principal Investors, provided, however, if two of the Principal Investors (the “Approving Principal Investor Parties”) consent to the exercise of any right or the taking of any action but the other two Principal Investors (the “Opposing Principal Investor Parties”) do not consent to the exercise of such right or the taking of such action and (A) a Pre-Existing Marquee Investor is an Approving Principal Investor Party and another Pre-Existing Marquee Investor is an Opposing Principal Investor Party, (B) a Former LCE Investor is an Approving Principal Investor Party and another Former LCE Investor is an Opposing Principal Investor Party, and (C) the Spectrum Investors hold shares of Stock representing at least 25% of the shares of Stock held by the Spectrum Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations or similar events), then the “Requisite Stockholder Majority” shall mean the consent of the Approving Principal Investor Parties plus the consent of the Spectrum Investors; (b) the consent of two of the Principal Investors, so long as there are two or three Principal Investors; (c) the consent of one Principal Investor, so long as there is only one Principal Investor; or (d) the consent of holders of a majority of the issued and outstanding shares of Class A Common Stock and Class L Common Stock, voting together as a single class, so long as there is no Principal Investor.  For the avoidance of doubt, for purposes of determining the Requisite Stockholder Majority, the taking of any action or the exercise of any right (including the granting of any consent or approval) by any Principal Investor or by the Spectrum Investors shall be determined by the holders of a majority of the shares of Stock held by such Principal Investor or the Spectrum Investors (as applicable).

“Residual Common Stock” has the meaning set forth in Section 1 of Article Fourth.

“Residual Conversion” has the meaning set forth in Section 4(a) of Article Fourth.

“Second Amended and Restated Certificate of Incorporation” has the meaning set forth in the introduction.

 “Spectrum Class L-1 Director” has the meaning set forth in Section 2(c) of Article Fifth.

“Spectrum Investors” means Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P., Spectrum IV Investment Managers’ Fund, L.P. and any of their respective Permitted Transferees.

“Stock” has the meaning set forth in Section 1 of Article Fourth.

“Subsidiary” or “Subsidiaries” means any Person in which the Corporation (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

Section 2.               The following rules of interpretation shall apply to this Second Amended and Restated Certificate of Incorporation:

(a)           unless the context otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “Article” or “Section” refer to the specified Article or Section of this Second Amended and Restated Certificate of Incorporation; (iv) each defined term has its defined meaning throughout this Second Amended and Restated Certificate of Incorporation, whether the definition of such term appears before or after such term is used, (v) the word “including” shall mean “including, without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive;

(b)           references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; and

(c)           references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

ARTICLE SEVENTH

Section 1.               The personal liability of the directors for monetary damages for breach of fiduciary duty as a director of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2.               Each person who was or is a party or is made a party, threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the DGCL requires, the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article Seventh or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and/or agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 3.               If a claim under this Article Seventh is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

Section 4.               The rights conferred by this Article Seventh shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.               The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the DGCL.

ARTICLE EIGHTH

Section 1.               Subject to Article Fifth and Section 2 of this Article Eighth, from time to time any of the provisions of this Second Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Second Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Eighth.

Section 2.               Notwithstanding the foregoing Section 1 of this Article Eighth, in addition to any other vote or consent required by applicable law:

(a)           any amendment, alteration, modification, waiver or repeal of any provision of this Second Amended and Restated Certificate of Incorporation, including any filing of a certificate of designation, or of the by-laws of the Corporation, including by means of merger, consolidation or otherwise, shall require the affirmative vote or written consent of the Requisite Stockholder Majority;

(b)           any amendment, alteration, modification, waiver or repeal of any provision of this Second Amended and Restated Certificate of Incorporation or of the by-laws of the Corporation, including by means of merger, consolidation or otherwise, that adversely affects the voting powers, preferences, or other special rights or privileges, or restricts the rights, privileges, powers or immunities of any class of Stock shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares of such class of Stock; and

(c)           any increase or decrease (other than by a conversion pursuant to Section 4(b) of Article Fourth or a conversion or recapitalization which is permitted without an applicable class vote pursuant to Section 2(b) of this Article Eighth) in the authorized number of shares of any class of Stock shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares of such class of Stock.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Second Amended and Restated Certificate of Incorporation of Marquee Holdings Inc. on behalf of the Corporation this 25th day of January, 2006.

MARQUEE HOLDINGS INC.

By:	/s/ Craig R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and
Chief Financial Officer